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                                                                    EXHIBIT 10.1

                                    AGREEMENT

         This AGREEMENT (the "Agreement") is effective as of May 1, 1999 by and between American Eco Corporation, an Ontario, Canada corporation whose principal executive offices are in Houston, Texas (the "Company"), and Windrush Corporation, an Ontario Company, (the "Consultant") and John Pennie ("Pennie").

                                R E C I T A L S

         WHEREAS Consultant employs John Pennie on a full time basis as its President;

         AND WHEREAS the Consultant has directed its President to serve as Chairman of the Board of Directors of the Company, and previously, other management capacities from the date of the initial engagement by the Company of the Consultant in January of 1992.

         AND WHEREAS the Board of Directors of the Company has determined that it is in the best interests of the Company to retain the Consultant's services and to reinforce and encourage the continued attention and dedication of members of the Company's management, and the Consultant to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company or the assertion of claims and actions against the Company, its employees and consultants.

         AND WHEREAS both the Company and the Consultant recognize the increased risk of litigation and other claims being asserted against officers and directors of companies in today's business environment.

         AND WHEREAS the Bylaws of the Company require the Company to indemnify its directors and officers to the full extent permitted by law.

         AND WHEREAS costs, limits in coverage and availability of director's and officer's liability insurance policies and developments in the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers and have increased the difficulty of attracting and retaining qualified persons to serve as directors and officers.

         AND WHEREAS in recognition of the Consultant and its President's need for substantial protection against liability and to enhance and induce the Consultant's continued service to the Company in an effective manner and the Consultant's reliance on the Bylaws, and in part to provide the Consultant with specific contractual assurance that the protection promised by the Bylaws will be available to the Consultant (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the continuing Engagement of the Consultant and the indemnification of,

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and the advancing of expenses to, the Consultant to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of the Consultant's President under the Company's directors' and officers' liability insurance policies.

           AND WHEREAS the Company wishes to assure itself of the services of the Consultant for the period provided in this Agreement and the Consultant wishes to serve the Company on the terms and conditions hereinafter provided.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Consultant hereby agree as follows:

                                    ARTICLE I
                                   ENGAGEMENT

         1.1 Engagement. The Company hereby employs the Consultant and the Consultant hereby accepts Engagement by the Company upon the terms and conditions contained in this Agreement.

         1.2 Office and Duties.

             (a) Position. The Consultant shall direct its President to serve the Company as Chairman of the Board of Directors, with authority, duties and responsibilities not less than the Consultant has on the date of this Agreement.

             (b) The Consultant agrees that Pennie shall be subject to the absolute direction and control of the Company at all times with respect to the manner and method of performance of the function as Chairman.

             (c) The Consultant further undertakes to make Pennie available at such time or times as will enable him to devote substantial time, effort and ability to the performance of the services herein contracted for by the Company.

             (d) Commitment. Throughout the term of this Agreement, the Consultant and Pennie shall faithfully and diligently further the business and interests of the Company. Subject to the foregoing, Pennie may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations that are disclosed to the Board of Directors and that will not materially affect the performance of Pennie's duties pursuant to this Agreement.

         1.3 Term. The term of this Agreement shall commence on May 1, 1999 and shall end on the fifth yearly anniversary of the date on which the Board of Directors of the Company

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notifies the Consultant that the Board of Directors has determined to discontinue the automatic daily extension of this Agreement (the period of time between the commencement and the end of this Agreement is referred to herein as the "Term").

         1.4 Compensation.

             (a) Base Fee. The Company shall pay the Consultant as compensation an aggregate fee (the "Base Fee") of Twenty-thousand-dollars in United States funds (USD$20,000) per month plus applicable taxes during the Term, or such greater amount as shall be approved by the Compensation Committee of the Company's Board of Directors. The Compensation Committee shall review any increases in the Consultant's Base Fee at least annually and in any case it shall be adjusted annually for inflation, the amount of such adjustment to be made by reference to the "All" items consumer price index for the City of Toronto as established from time to time by Statistics Canada.

             (b) Additional Compensation & Annual Profit Participation. (i) Other than transactions that were commenced prior to the date of the within agreement, the Consultant shall not be eligible to receive from the Company further additional project fees for acquisitions and financings; and (ii) Each year during the term, the Consultant shall be eligible to share in an Annual Profit Participation equal to 5% of the Company's net income, calculated according to Appendix A" of the within Agreement.

             (c) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Consultant for all reasonable travel and other expenses incurred by the Consultant in performing their obligations under this Agreement in accordance with the policies and procedures of the Company for its senior executive officers, provided that the Consultant properly accounts therefor in accordance with the regular policies of the Company.

             (d) Benefits Not in Lieu of Compensation. No benefit or perquisite provided to the Consultant shall be deemed to be in lieu of Base Fee, Additional Compensation, or other compensation.

         1.5 Termination.

             (a) Cause. The Company may terminate the Consultant's Engagement for Cause. Termination for Cause shall mean termination because of the Consultant's (i) willful gross misconduct that causes material economic harm to the Company unless the Consultant reasonably believed in good faith that such act or non act was in the best interests of the Company; (ii) final, nonappealable conviction of a felony, or (iii) material breach of any provision of this Agreement. Items (i) and (iii) of this subsection shall not constitute Cause unless the Company notifies the Consultant thereof in writing, specifying in reasonable detail the basis therefor and stating that it is grounds for Cause, and unless the Consultant fails to cure such matter within 60 days after such notice is sent or given under this Agreement to the extent such cure is possible. The Consultant shall be permitted a response and defense before the


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Board of Directors within a reasonable time after written notification of any proposed termination for Cause under item (i) or (iii) of this subsection.

                 If the Consultant fails to cure such default, the Consultant shall be entitled to a hearing before the Company's Board of Directors. Such hearing shall be held within 15 days of notice to the Consultant. If within 5 days following such hearing, the Consultant is furnished written notice by the Company's Board of Directors confirming that in its judgement exercised in good faith, grounds for cause on the basis of the original notice exist, the Consultant shall thereupon be terminated for cause.

             (b) Without Cause. During the Term, the Company may terminate the Consultant's Engagement Without Cause, subject to the provisions of subsection 1.6(c) (Termination Without Cause or for Company Breach). Termination Without Cause shall mean termination of the Consultant's Engagement by the Company other than termination for Cause.

             (c) Company Breach. The Consultant may terminate its Engagement hereunder for Company Breach. For purposes of this Agreement, Company Breach shall mean:

                 (i) without the express written consent of Consultant, any material reduction in the authority, duties and responsibilities that the Consultant or Pennie has on the date of this Agreement, or the assignment to Pennie of any duties inconsistent with his positions, duties, responsibilities and status with the Company, or a change in his reporting responsibilities, titles or offices, or any removal of Pennie from or any failure to re-elect Pennie to any of such positions, except in connection with the termination of Consultant's Engagement for Cause, or retirement or as a result of the death of Pennie, or by the Consultant and Pennie other than for Company Breach or Change in Control;

                 (ii) a reduction in the Consultant's Base Fee as in effect on the date of this Agreement or as the same may be increased from time to time;

                 (iii) a relocation of the Company's principal corporate executive offices to any city or place other than Toronto, Ontario requiring the Consultant to be based anywhere other than Toronto, Ontario, Canada, except for required travel on the Company's business to an extent substantially consistent with Consultant's present business travel obligations, or, in the event the Consultant consents to any relocation, the failure by the Company (a) to retain a real estate broker, at the Company's expense, and otherwise assist the Consultant in selling the Consultant's principal residence, (b) to pay (or reimburse the Consultant) for all reasonable moving expenses incurred by them relating to a change of, in their principal residence in connection with such relocation and (c) to indemnify the Consultant against any loss (defined as the difference between the


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                 actual sale price of such residence and the higher of (1) their aggregate investment in such residence or (2) the fair market value of such residence as determined by a real estate appraiser designated by the Consultant and reasonably satisfactory to the Company) realized on the sale of the Consultant's principal residence in connection with any such change of residence;

                 (iv) the failure by the Company to continue in effect any benefit or compensation plan (including but not limited to any stock option plan, pension plan, life insurance plan, health and accident plan or disability plan) in which the Consultant and Pennie are participating (or plans providing substantially similar benefits), the taking of any action by the Company which would adversely affect the Consultant and Pennie's participation in or materially reduce their benefits under any of such plans or deprive them of any material fringe benefit.

                 (v) any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in Section 4.12 (Binding Effect, Etc.) hereof; or

                 (vi) any material breach of this Agreement by the Company; provided, however, that a material breach of this Agreement by the Company shall not constitute Company Breach unless the Consultant notifies the Company in writing of the breach and stating that such breach is grounds for Company Breach, and unless the Company fails to cure such breach within thirty (30) days after such notice is sent or given under this Agreement.

             (d) Change in Control. The Consultant may forthwith terminate its Engagement hereunder at any time or times within twelve (12) months of a Change in Control (defined below):

                 (i) "Change in Control" shall mean any of the following:

                     (1) any consolidation, sale, or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                     (2) any sale, lease, exchange or other transfer (in one


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                     transaction or a series of related transactions) of all or substantially all of the assets of the Company;

                     (3) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                     (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Company's Board of Directors by the individuals (the "Continuing Directors" who, (x) at the date of this Agreement were directors or, (y) become directors after the date of this Agreement and whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved); or

                     (5) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (USA), as amended) of an aggregate of 15% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under such Act) who beneficially owned less than 10% of the voting power of the Company's outstanding voting securities on the date hereof, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 10% of the voting power of the Company's outstanding voting securities on the date hereof; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change in Control hereunder if the acquirer is (w) the Consultant,
                     (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or

                     (6) subject to applicable Canadian and/or United States of America Bankruptcy or Insolvency laws, in a Chapter 11 Bankruptcy proceeding (US Bankruptcy Code) the appointment of a trustee, receiver, monitor, liquidator or the conversion of a case involving the Company to a case under Chapter 7 (US Bankruptcy Code).

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             (e) Without Good Reason. During the Term, at any time or times, the
Consultant may terminate its Engagement Without Good Reason effective immediately. Termination "Without Good Reason" shall mean termination of the Consultant's Engagement by the Consultant other than termination for Company Breach or as a result of a Change in Control.

             (f) Explanation of Termination of Engagement. Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement. Within thirty (30) days after notification that the Agreement has been terminated, the terminating party shall deliver to the other party hereto a written explanation (the "Explanation of Termination of Engagement"), which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause (if the Company has terminated the Agreement) or for Company Breach, upon a Change in Control or Without Good Reason (if the Consultant has terminated the Agreement).

             (g) Date of Termination. "Date of Termination" shall mean the date on which Notice of Termination is sent or given under this Agreement.

         1.6 Compensation Upon Termination.

             (a) Survival of Stock Options. Notwithstanding any of the foregoing relative to Termination the Company agrees that any stock options granted to either Consultant and/or to Pennie shall remain in force for a period of not less than twelve (12) months following the date of termination.

             (b) Termination for Cause or Without Good Reason. Subject to the foregoing subsection, if the Company shall terminate the Consultant for Cause or if the Consultant shall terminate its Engagement Without Good Reason, then the Company shall have no further obligation to make any payment under this Agreement which has not already become payable, but has not yet been paid, except as may otherwise be provided under the terms of any employee benefit programs in which the Consultant and Pennie are participating.

             (c) Termination Without Cause or for Company Breach. If the Company shall terminate the Consultant's Engagement Without Cause or if the Consultant shall terminate its Engagement for Company Breach, then the Company shall pay to the Consultant within 48 hours thereafter, as severance pay in a lump sum without any deduction or set off on the Date of Termination, the following amounts:

                 i) any payment of the Base Fee (at the rate in effect as of the Date of Termination) and any Annual Profit Participation which has already become payable, but has not yet been paid, through to the Date of Termination; and

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                 ii) In lieu of any further Base Fee and Annual Profit
                 Participation for the five year period subsequent to the Date of Termination, an amount equal to the product of (A) the sum of the Annual Base Fee at the rate in effect as of the Date of Termination, plus the average Annual Profit Participation paid to the Consultant during the preceding two (2) years, or such shorter period for which any Annual Profit Participation has been paid), multiplied by (B) the number five (5).

             If the Consultant terminates its Engagement for Company Breach based upon a reduction by the Company of the Consultant's Base Fee, then for purposes of this Section 1.6(c) (Termination Without Cause or for Company Breach), the Consultant's Base Fee as of the Date of Termination shall be deemed to be the Consultant's Base Fee immediately prior to the said reduction that the Consultant claims as grounds for Company Breach.

             (d) Termination Upon a Change in Control. If the Consultant terminates their Engagement after a Change in Control pursuant to Section 1.5(d) (Change in Control), then the Company shall pay to the Consultant as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash on the Date of Termination, an amount equal to the amounts provided in Section 1.6(c) above. In addition, if the Consultant is liable for the payment of any excise or GST taxes (the "Basic Excise Tax") because of Section 4999 of the Internal Revenue Code of 1986 (USA), as amended (the "Code"), and the Revenue Canada regulations, or any successor or similar provisions, with respect to any payments or benefits received or to be received from the Company or its affiliates, or any successor to the Company or its affiliates, whether provided under this Agreement or otherwise, the Company shall pay the Consultant an amount (the "Special Reimbursement") which, after payment by the Consultant (or on the Consultant's behalf) of any federal, state, provincial, and local taxes applicable thereto, including, without limitation, any further excise tax under such Section 4999 of the Code, Revenue Canada regulations, on, with respect to or resulting from the Special Reimbursement, equal the net amount of the Basic Excise Tax. The determination of the amount of the payment described in this Section 1.6(d) shall be made by the Company's independent auditors acting reasonably.

             (e) No Mitigation. The Consultant shall not be required to mitigate the amount of any payment provided for in this Section 1.6 (Compensation Upon Termination) by seeking other Engagement's or otherwise.

             (f) Liquidated Claim. The parties agree that any payments stipulated hereunder constitute a reasonable estimate of the damages which would be incurred in the event of termination of the Engagement of the Consultant and in no event shall such payments be construed as a penalty.

         1.7 Death of Consultant's President. If the Consultant's President dies prior to the expiration of this Agreement, and the Company is unwilling to accept an alternative employee of the Consultant's to serve in a management capacity, the obligations under this Agreement


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shall automatically terminate and all compensation to which the Consultant is or would have been entitled hereunder (including without limitation under Sections 1.4(a) (Base Fee), shall terminate as of the end of the month in which Pennie's death occurs; provided, however, that (i) the Company shall pay to the Consultant, within thirty (30) days, an amount equal to twelve (12) times the monthly Base Fee; (ii) extend the benefits to Pennie's estate pursuant to
Section 4.1 hereof for a period of 12 months following such termination; and
(iii) such reimbursement as may have been due to the Consultant pursuant to
Section 1.4(b) (Additional Compensation) hereof.

          1.8 Confidentiality of Settlement. The parties hereto agree that any payment pursuant to this Article shall remain confidential as between them and shall not be disclosed by any of them to any person, corporation, group or organization whatsoever with the exception of each party's legal and financial advisors and except as may be required by the Toronto Stock Exchange, Nasdaq or by applicable laws.


                                    ARTICLE 2

                       NON-COMPETITION AND CONFIDENTIALITY

         2.1 Non-Competition.

             (a) Description of Proscribed Actions. Throughout the Consultant's Engagement during the term of this Agreement and, unless the within Agreement is not mutually renewed at the end of its term, or unless the within Agreement terminates pursuant to Section 1.5(b) (Without Cause), Section 1.5(c) (Company Breach), or Section 1.5(d) (Change in Control), for a period of two (2) years after the termination of the Consultant's Engagement within Canada and the United States of America, in consideration for the payment by the Company to the Consultant of the compensation due and/or severance pay due pursuant hereto and the Company's obligations hereunder, including without limitation the Company's disclosure (pursuant to Section 2.2(b) (Obligation of The Company) below) of Confidential Information and the Company's agreement to indemnify the Consultant and Pennie (pursuant to Article 3 (Indemnification) hereof), the Consultant and Pennie shall not:

                 (i) directly or indirectly, manage, operate, control or be employed by, or render services or advice to, any Competing Business (as defined in Section 2.1(c) below); provided, however, that the Consultant and Pennie may invest in the securities of any enterprise if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 (USA) and (y) the Consultant and Pennie does not beneficially own (as defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of twenty-percent 20% of the outstanding capital stock of such enterprise;


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                 (ii) directly or indirectly, either as principal, agent,
                 independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), partner or in any other individual or representative capacity whatsoever, either for their own benefit or for the benefit of any other person or entity, solicit, divert or take away any suppliers, customers or clients of the Company or any of its Affiliates (as defined in Section 2.1(d) below); or

             (b) Nature of Restrictions. The Consultant and Pennie acknowledge that the business of the Company and its Affiliates is in Canada and the United States of America and that the Restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Company's and its Affiliates' investment in their businesses and the goodwill thereof. The Consultant and Pennie acknowledge that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Consultant and Pennie have been engaged in the business of the Company and its Affiliates, the Consultant's and Pennie's reputation in the markets for the Company's and its Affiliates' businesses and the Consultant and Pennie's relationship with the suppliers, customers and clients of the Company and its Affiliates. The Consultant and Pennie further acknowledge that the restrictions contained herein are not burdensome to the Consultant and Pennie in light of the consideration paid therefor and the other opportunities that remain open to the Consultant and Pennie. Moreover, the Consultant and Pennie acknowledge that they have other means available to them for the pursuit of their livelihood.

             (c) Competing Business. "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, organization, or other entity engaged in industrial maintenance services and specialty fabrication business in the Canadian and United States of America market areas in which the Company or any of its Affiliates does business at any time during the Consultant's Engagement with the Company. The Company hereby acknowledges and agrees that the Consultant's and Pennie's prior responsibilities as Chairman & CEO of an industrial environmental services company does not conflict with the definition of a Competing Business.

             (d) Affiliate. When used with reference to the Company, "Affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Company.

             (e) Directorships. Notwithstanding the foregoing, Pennie may serve as a director of other companies in Competing Business's in Canada and/or the United States of America during the said two (2) year period provided that he has obtained the prior consent of the Company which consent is not to be and may not be unreasonably withheld.

          2.2 Confidentiality. For the purposes of this Section 2.2 (Confidentiality), the term "the Company" shall be construed also to include any and all Affiliates of the Company.

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             (a) Confidential Information. "Confidential Information" shall mean information that is used in the Company's business and

                 (i) is proprietary to, about or created by the Company;

                 (ii) gives the Company some competitive advantage, the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company;

                 (iii) is not typically disclosed to non-employees by the Company, or otherwise is treated as confidential by the Company; or

                 (iv) is designated as Confidential Information by the Company.

             Confidential Information shall not include information publicly known (other than as a result of a disclosure by the Consultant and Pennie). The phrase "publicly known" shall mean readily accessible to the public in a written publication.

             (b) Obligation of The Company. During the Term, the Company shall provide access to, or furnish to, the Consultant Confidential Information of the Company necessary to enable the Consultant properly to perform its obligations under this Agreement.

             (c) Non-Disclosure. The Consultant and Pennie acknowledge, understand and agree that all Confidential Information, whether developed by the Company or others or whether developed by the Consultant and Pennie while carrying out the terms and provisions of this Agreement (or previously while serving as an officer of the Company), shall be the exclusive and confidential property of the Company and (i) shall not be disclosed to any person other than employees of the Company and professionals engaged on behalf of the Company, and any one else who has a need to know, and other than disclosure in the scope of the Company's business in accordance with the Company's policies for disclosing information, (ii) shall be safeguarded and kept from unintentional disclosure and (iii) shall not be used for the Consultant and Pennie's personal benefit. Subject to the terms of the preceding sentence, the Consultant and Pennie shall not use, copy or transfer Confidential Information other than as is necessary in carrying out their duties under this Agreement.

         2.3 Injunctive Relief. Because of the Consultant and Pennie's experience and reputation in the industries in which the Company operates, and because of the unique nature of the Confidential Information, the Consultant and Pennie acknowledge, understand and agree that the Company will suffer immediate and irreparable harm if the Consultant and Pennie fail to comply with any of their obligations under Article 2 (Non-Competition and Confidentiality) of this Agreement, and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Consultant and Pennie agree that the Company shall, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of Article 2 (Non-Competition and Confidentiality), without the necessity of proving inadequacy of legal remedies or irreparable harm.

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                                    ARTICLE 3

                                 INDEMNIFICATION

         3.1 Basic Indemnification Arrangement.


             (a) Claims Arising from Pennie's Position with the Company. In addition to any separate agreements between the Consultant, Pennie and the Company relating to indemnification, the Company will indemnify and hold harmless both the Consultant and Pennie, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which Pennie is a party, or threat thereof, by reason of his being or having been an officer or director of the Company or any subsidiary or affiliate of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition.

             (b) Disputes re: this Agreement. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Consultant and Pennie may reasonably incur as a result of any action or lawsuit (regardless of the outcome thereof) by the Company, the Consultant and Pennie or others of the validity or enforceability of, or liability under any provision of this Agreement or any guarantee of performance thereof (including as a result of any action or lawsuit by the Consultant and Pennie about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable United States Federal rate provided for in Section 7872(f)(2)(A) of the Code.

             (c) Liability Insurance. During the Term, the Company agrees to continue on both Consultant and Pennie's behalf, directors and officers insurance or any other indemnity policy presently carried on behalf of the Consultant and Pennie, and further agrees to supplement any such existing policy to cover all actions taken by the Consultant and Pennie in connection with its Engagement by the Company.

                                    ARTICLE 4

                                  MISCELLANEOUS

         4.1 Stock Options. Pennie shall be eligible to receive grants of stock options pursuant to the Company's Stock Option Plan, as amended May 20, 1999, and as amended hereafter, in amounts (if any) and on terms and conditions to be determined by the Compensation Committee of the Company's Board of Directors.

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




         4.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         4.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         4.4 Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received when sent by telecopy (with a copy sent by mail) or when personally delivered or one business day after it is sent by overnight service, addressed as set forth below:

             If to the Consultant:

                     Windrush Corporation
                     154 University Avenue, Suite 206,
                     Toronto, Ontario, Canada M5H 3Y9
                     Attn: J.C. Pennie, President

             If to Pennie:

                     18444 Centreville Creek Road
                     Caledon East, Ontario, Canada L0N 1E0

             If to the Company:

                     American Eco Corporation
                     11011 Jones Road
                     Houston, Texas 77070 U.S.A.
                     Attn: President and CEO

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice, which shall be effective only upon receipt.

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

         4.5 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         4.6 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained, which shall be deemed terminated effective immediately. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         4.7 Headings; Index. The headings of paragraphs and Index of Defined Terms herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         4.8 Applicable Law and Jurisdiction. This Agreement and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes, relating to this Agreement and all of the rights and obligations created hereby. The parties hereto hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

         4.9 Injunctive Relief. In the event that the Company breaches any of the terms of the within agreement the Company acknowledges that the Consultant shall have in addition to any other remedies available to it either in law or in equity the right to seek injunctive relief in court as provided for Company in
Section 2.3 (Injunctive Relief) of this Agreement and further Consultant inter alia has the right to a judicial determination that it should be indemnified by the Company (as provided for in Section 3 of this Agreement).

         4.10 Survival. The covenants and agreements of the parties set forth in
Article 2 (Non-Competition and Confidentiality), Article 3 (Indemnification),
Article 4 (Miscellaneous) and Article 5 (Additional) are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefor.

         4.11 No Duplication of Payments; Subrogation. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Consultant and Pennie to the extent the Consultant and Pennie have otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder. In the event the Consultant and Pennie actually receive payment (under any insurance policy, Bylaw or otherwise) of any amount with respect to which the Company has already indemnified or subsequently indemnifies the Consultant and Pennie, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Consultant and

                                                            Initials
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                                                            /S/ DG      /S/ JCP

Page 14 of 19 - May 31, 1999

Pennie, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         4.12 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Consultant and Pennie, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnity provisions of this Agreement shall continue in effect regardless of whether the Consultant continues to serve as a consultant to the Company.

         4.13 Contribution. If the indemnity contained in this Agreement is unavailable or insufficient to hold the Consultant and Pennie harmless in a Claim for an Indemnifiable Event, then separate from and in addition to the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Consultant and Pennie in connection with such Claim in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and the Consultant and Pennie on the other in the acts, transactions or matters to which the Claim relates and other equitable considerations.

         4.14 This Agreement supersedes and rescinds any prior Engagement contracts in effect between the Company, the Consultant and Pennie.

         4.15 Acknowledgement of Pennie and Consultant. Each of Pennie and Consultant acknowledges and agrees with the Company that Consultant is an independent contractor and that nothing herein shall be construed so as to render either the Consultant or Pennie an employee of the Company and that this Agreement shall not create a partnership, joint venture, employer/employee, master/servant or any other similar relationship between the Company, and either the Consultant or Pennie. The Company acknowledges that Pennie is not an employee of the Company.

         4.16 Representations and Warranties. The Consultant represents and warrants to the Company and acknowledges that the Company is relying upon such representations and warranties in entering into this Agreement, as follows:

              (a) The Consultant is a corporation duly formed under the laws of the Province of Ontario; and


                                                          Initials
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                                                          /s/ JPC

              (b) the entering into and performance by the Consultant of this Agreement have been duly authorized by all necessary corporate action and will not (a) violate or conflict with any corporate agreement or any other agreement to which the Consultant is a party or by which it is governed or bound; (b) constitute a breach of an statute of regulation which would adversely affect the Consultant, or (c) contravene any judgment, decree or order binding on the Consultant.

         4.17 Further Assurances. The parties hereto shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts and documents as shall be reasonably required to accomplish the intention of this Agreement.

                                    ARTICLE 5

                                   ADDITIONAL

         5.1 Wherever any monetary amount is to be determined or specified in any notice permitted or required to be given under this Agreement, or where any monetary amount is to be determined for any purpose hereunder, such amount shall be quoted or stated as the case may be in U.S. dollars.

         5.2 The recitals hereof form part of this Agreement, it being acknowledged that the parties hereto relied upon them in entering into this Agreement.

         5.3 Pennie agrees that he shall carry out his obligations to the Consultant.

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

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Consultant and Pennie have signed this Agreement, all as of the day and year first above written.

                                          AMERICAN ECO CORPORATION


                                      By: /s/ MICHAEL E. MCGINNIS
                                         ---------------------------------------
                                          Michael E. McGinnis,
                                          President, CEO & Director

                                      By: /s/ HON. DONALD GETTY
                                         ---------------------------------------
                                          Hon. Donald Getty,
                                          Chairman, Compensation Committee
                                          & Director






                                          WINDRUSH CORPORATION

                                      By: /s/ JOHN C. PENNIE
                                         ---------------------------------------
                                          John C. Pennie, President


Pennie hereby acknowledges and agrees that:

(1) He is a key member of the Consultant whose services are fundamental to the arrangements contemplated herein.

(2) He is personally bound by certain of the provisions of the within Agreement.


/s/ [ILLEGIBLE]                             /s/ JOHN C. PENNIE
---------------------------                 ------------------------------------
Witness:                                    John C. Pennie


Page 17 of 19 - May 31, 1999

                                                      /s/ DG   /s/ MEM

                                                      /s/ JCP

                             INDEX OF DEFINED TERMS



TERM                                              SECTION
----                                              -------

Affiliate                                         2.1(e)

Agreement                                         Preamble

Additional Compensation                           1.4(b)

Base Fee                                          1.4(a)

Cause                                             1.5(b)

Change in Control                                 1.5(e)

Company                                           Preamble

Company Breach                                    1.5(d)

Competing Business                                2.1(d)

Confidential Information                          2.2(a)

Date of Termination                               1.5(h)

Consultant & its Management Designee              Preamble

Consultant & its Management Designee Claims       4.4

Explanation of Termination of Engagement          1.5(g)

Notice of Termination                             1.5(g)

Term                                              1.3

Without Cause                                     1.5(c)

Without Good Reason                               1.5(f)



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                                             /s/ JCP

                                   APPENDIX A


                 CALCULATION OF THE ANNUAL PROFIT PARTICIPATION



Subject to the adequacy of the Company's Annual Profit Participation, the Consultant shall be paid an Annual Profit Participation which shall be determined and paid on or before February 28th in each year, for the fiscal year ended the preceding November 30th, as set forth below:


         50% of the Annual Base Fee if the Company's earning per share are equal to or greater than budget of US$0.30 up to US$0.50 per share; or

         100% of the Annual Base Fee if the Company's earning per share are equal to or greater than US$0.51 to US$1.00 per share; or

         150% of the Annual Base Fee if the Company's earning per share are equal to or greater than US$1.01 to US$1.50 per share; or

         200% of the Annual Base Fee if the Company's earning per share are equal to or greater than US$1.51 per share.



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